Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated November 4, 2022, except for Note 19 and Note 24, as to which the date is April 5, 2023, with respect to the consolidated financial statements of E-Home Household Service Holdings Limited for the years ended June 30, 2022 and 2021 which appears in E-Home Household Service Holdings Limited form 20-F filed with the Securities and Exchange Commission.

/s/ TPS Thayer LLC

TPS Thayer LLC

Sugar Land, Texas

October 29, 2024